 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   May 6, 2009

MEDICAL INTERNATIONAL TECHNOLOGY, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Colorado	000-31469	84-1509950
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1872 Beaulac
Ville Saint-Laurent
Montréal, Québec, Canada H4R 2E7
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(514) 339-9355
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2009, Medical International Technology, Inc., a Colorado corporation (“we” or the “Company”), entered into a certain joint venture agreement (the “Joint Venture Agreement”) with Jiangsu Hualan Biotechnology Ltd. (China) (“Jiangsu Hualan”). A copy of the Joint Venture Agreement is included as Exhibit 10.1 to this Current Report and is hereby incorporated by reference.

Pursuant to the Joint Venture Agreement, the parties will establish a joint venture company, Jiangsu Hualan MIT Medical Technology (MIT China) Ltd. (“MIT China” or the “Joint Venture”), focusing on research, production and sales of medical equipments, import and export of medical equipments and components products, especially Needle-Free Jet Injector products. The total investment by the Joint Venture shall amount to US$2,000,000, and the registered capital shall amount to US$1,400,000. We will invest US$686,000, representing 49% of the registered capital, to the Joint Venture, including $280,000 as technology contribution and $406,000 in cash.

On May 27, 2009, we completed two rounds of financing.

The first private placement consisted of 2,500,000 units at a price of $0.10 per unit (each, a “Unit”, and collectively, the “Units”). Each Unit sold in this offering was composed of (i) one (1) share of common stock at a purchase price of $0.10 per share, and (ii) one (1) share of Series H Warrant for the purchase of 2,500,000 shares of the Company’s common stock at an exercise price of $0.50 per share with an expiration date of April 15, 2010. The total amount raised from this placement was $250,000.

The second private placement consisted of a sale of 1,785,712 shares of common stock at a price of $0.14 per share. The total amount raised from this placement was $250,000.

Item 3.02 Recent Sales of Unregistered Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the recent sales of unregistered securities is incorporated by reference into this Item 3.02.

The securities in these offerings were sold in exempt transactions under, Section 4(2) of the Securities Act of 1933, Regulation “S” of the Securities Act of 1933 and are subject to Rule 144 of the Securities Act of 1933, as amended. These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2009, Mr. Michel Bayouk tendered his resignation from the Company as a Board member, Secretary, Chief Financial Officer and Principal Accounting Officer due to health related reasons. There were no disagreements between Mr. Bayouk and the Company or any officer or director of the Company.

Mr. Karim Menassa, President and Chairman of the Company, will serve as Secretary and interim Chief Financial Officer and Principal Accounting Officer while the Board of Directors conducts a candidate search.

Item 7.01   Regulation FD Disclosure

On July 23, 2009, the Company issued a press release announcing that it was granted a completely new 8,000 square foot operation facility from the “China Medical City” in Taizhou, China for a period of two and a half years.

In addition, the Company has obtained its first Japanese Patent from the Japanese Patent and Trademark office for its Needle-Free Jet-Injector.  A copy of this press release and the certificate of the Japanese Patent No. 4309285 are attached hereto as Exhibit 99.1 and 99.2 to this Form 8-K and incorporated by reference herein.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01Exhibits.

Exhibit No.	Description
10.1	Joint Venture Agreement by and between the Company and Jiangsu Hualan Biotechnology Ltd. (China), dated May 6, 2009
10.2	Stock Purchase Agreement, dated May 15, 2009
10.3	Stock Purchase Agreement, dated May 22, 2009
10.4	Form of Series H Warrants, dated May 15, 2009
10.5	Lease Agreement
99.1	Press Release
99.2	Certificate of Patent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL INTERNATIONAL TECHNOLOGY, INC.

Date: September 23, 2009	By:	/s/ Karim Menassa
Karim Menassa President and Chief Executive Officer

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